Exhibit 99.2

02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Unidentified Company Representative -

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Lead Analyst

David Richard Carlson KeyBanc Capital Markets Inc., Research Division - Associate

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Farha Aslam Stephens Inc., Research Division - MD

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

PRESENTATION

Operator

Good day, and welcome to the Sanderson Farms, Inc. First Quarter Fiscal 2018 Conference Call. Today’s call is being recorded.

At this time, for opening remarks and introductions, I’d like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms’ first quarter conference call. Last evening, we announced net income of $51.2 million or $2.24 per share for our first quarter of fiscal 2018. This compares to net income of $24 million or $1.06 per share for our first quarter of fiscal 2017. Net income for the quarter reflects a onetime noncash income tax benefit of $37.5 million as a result of a onetime adjustment to a deferred tax liability on our balance sheet, resulting from the recently enacted federal tax reform legislation.

I will begin the call with comments about general market conditions and grain costs, and then turn the call over to Lampkin and Mike for a more detailed account of the quarter.

Before we make any further comments, I’ll ask Mike to give the cautionary statement regarding forward-

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

looking statements.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. Examples of forward-looking statements include statements regarding supply and demand factors, future grain and chicken market prices, economic conditions, production levels and our future growth plans. The actual performance of the company could differ materially from that indicated by those forward-looking statements because of the various risks and uncertainties facing the company. Those are described in our annual report on Form 10-K and in the company’s quarterly report on Form 10-Q filed with the SEC yesterday, in connection with our first fiscal quarter ended January 31, 2018.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Results for the first quarter reflect higher dark meat market prices compared with the start of fiscal 2017, but lower white meat prices. Demand from retail grocery store customers has remained stable and that stability is reflected in chill pack prices 2.1% higher than during last year’s first quarter.

On the other hand, market prices for boneless breast meat sold to food service customers were lower compared to last year’s first quarter and remain seasonally weak through January. The boneless market has not improved in February.

Market prices for corn were slightly higher during the quarter compared to last year, while soybean meal prices were lower. Our feed cost per pound of chickens processed were lower by $0.005 per pound during our first fiscal quarter when compared to the first fiscal quarter of 2017. Both corn and soybean balance tables are healthy as we head into the 2018 planting season. But market prices have moved higher over the past several weeks on good export demand and weather concerns in Argentina.

The next events in the grain markets that we will watch are the South American harvest, the March supply and demand report and the March 31 Planting Intentions. The South American harvest is progressing well in Brazil, and expectations now are for good crops from the region. However, hot and dry conditions in Argentina have raised drought concerns and lower yield estimates for that country’s harvest. At its 2018 Agricultural Outlook Forum this morning, the USDA estimated corn acres in 2018 will be down slightly to 90 million acres, and that acres planted in soybeans would be essentially flat at 90 million acres. These estimates are consistent with average trade estimates of 89.9 million corn acres and 90.6 million acres of soybeans. It is not unusual for the USDA to significantly revise its outlook before the March 31 Planting Intentions report, so we will be watching for that report.

We have -- haven’t priced a significant portion of our grain needs for the fiscal year and remain relatively close to the market. Based on our costs through the first fiscal quarter and what we have priced so far, when combined with prices we could have locked in for the balance of the year at yesterday’s close, our grain costs for fiscal 2018 would be approximately $56.4 million more than during fiscal 2017. This total

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increase of prices paid for grain when offset by slightly lower estimated basis would translate into a $0.005 per pound increase in our cost per processed pound of poultry, absent any efficiency gains.

At our Annual Shareholders’ Meeting last week, I told our shareholders we are focused on several things as we start fiscal 2018. As I just mentioned, we are watching the quality and quantity of the South American crops, and we’ll be watching the March 31 Planting Intentions report. We will, of course, watch chicken production numbers and consumer spending behavior. The USDA is projecting that the industry will produce 2.4% more chicken during calendar 2018 than last year, which will compete with more beef and pork as well. According to USDA data, pullet placements have increased in recent months and egg sets are trending above last year. Average chick placements year-to-date are only up 1%, and average industry hatch rates reported by the USDA are 2% lower than historical rates. We believe that the markets can absorb 2% more pounds of chicken with little price disruption, absent a demand shock such as avian influenza or a trade dispute. Exports continue to improve and American consumers should have more disposable income in 2018 as tax rates move lower and the overall economy improves.

Finally, we will focus our efforts on our growth. St. Pauls is running near full production. Construction in Tyler remains on schedule to open in the first calendar quarter of 2019. I remain optimistic about 2018. I believe grain markets will at worse be benign. The chill pack environment remains strong and supply and demand for tray pack products seem balanced. Food service and export demand are again the wildcards for 2018.

The Restaurant Association’s Restaurant Performance Index has shown some improvement in restaurant same-store sales. And while legacy food service establishments continue to struggle for traffic, local chain concepts are doing better. As I mentioned, we are also hopeful that consumers who find extra money in their budget will take their families out to eat. Regardless of the market, however, our plan for the balance of the year is to remain focused on what we can control, focused on our strategic growth plans and let the markets take care of themselves.

At this point, I’ll turn the call over to Lampkin for a more detailed discussion of the chicken markets and our operations during the quarter.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. Overall, market prices for poultry products were lower by 1.2% during the quarter when compared to our first quarter of last year. Market prices for chill pack products reflected good demand during the quarter and averaged 2.1% higher during the quarter compared to the first quarter of fiscal 2017. While up compared to last year, chill pack prices were lower by $0.0158 per pound or 1.2% sequentially.

Bulk leg quarter prices during our first quarter averaged $0.336 per pound compared to $0.29 per pound last year. Final numbers for calendar 2017 shows the volume of all broiler meat exported during the quarter was higher by 2.5% compared to 2016. The average price for jumbo wings was lower during our first fiscal quarter compared to last year and reflected counter-seasonal weakness. Jumbo wing prices

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averaged $1.63 per pound during our first quarter this year compared to $1.80 per pound during last year’s first quarter.

Boneless breast prices averaged $1.03 during last (sic) [this] year’s first quarter compared to $1.06 last year. We sold 1.1 billion pounds of poultry products during the first quarter, a 14.4% increase from the 967.2 million pounds sold during last year’s first quarter. Our processed pounds were up from 983.4 million to 1.1 billion pounds. This was 3% higher than our previous guidance, as yields was better than estimated and live weights were about 1% above our targets.

We expect to process approximately 1.09 billion pounds during our second quarter, up from 1.04 billion pounds processed during last year’s second quarter.

We expect to process just over 1.1 billion pounds in both our third and fourth fiscal quarters. Those estimates are 100 million pounds lower than previous guidance and reflect the change in our target live weights. We are lowering our target live weight at both our Hazlehurst, Mississippi and Hammond, Louisiana processing plants from 9 pounds to 6.75 pounds. We’re making this change to meet demand for tray pack products as a result of new business. This new business will be a perfect fit for Tyler -- for the Tyler, Texas plant, but until Tyler is running at 75% capacity, we need additional chill pack volume. Once our Tyler plant is running full, we will reevaluate this strategy, but we are pleased with the new business and look forward to making this shift.

The net effects of those changes will be to move 409 million pounds from our big bird food service plants over the next 3 quarters and add 309 million pounds to our tray pack capacity. This mix change will benefit the bottom line based on the current environment.

We will be producing 1 million fewer boneless pounds per week, 119,500 fewer tender pounds and 253,000 fewer pounds of wings. The market for all 3 of those products is weak. We will also produce 408,000 fewer pounds of leg quarters.

Prepared chicken sales were down $326,000 on 193,000 fewer pounds sold, offset by an increase in our sales price per pound of 1/10 -- 1 -- 0.1%. We have completed our $13.9 million expansion of our par fry capacity at the prepared chicken plant and expect new business to move the plant to near full capacity later this year. The expansion will allow us to process 50% more par fried pounds or 32% more total pounds of prepared chicken and allow us to generate $60 million in additional sales annually. We look forward to improved performance at that plant this year.

We have fielded a lot of questions over the past few weeks regarding higher fuel and trucking expenses. During our first quarter of 2018, freight costs per pound were higher by 13.7% compared to last year’s first quarter, which is $0.0025 per pound. The higher costs were the result of carriers having fewer drivers available during the holiday season and weather-related problems, both of which forced us into the spot market for carriers, which increased our costs. Based on our experience during Q1, we expect between 10% to 15% increase in freight expense during fiscal 2018. We are currently negotiating 2018

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rates, as many of our contracts with carriers expired in January or expire soon.

We have a number of our consumer agreements for fresh chicken products that will allow us to open the freight provision and renegotiate freight as freight goes up. We have a number of distributors that the freight is line itemed in their invoice and actually changes every 2 months, so that will automatically be passed on and we’ll be dealing with this with each customer and hope to pass this freight along to our customers. It is yet to be seen what, if any, impact the new regulatory environment will have on trucking costs. Many expect available capacity in the marketplace to shrink once mandatory enforcement of the new regulations takes effect in April. We understand carriers are incorporating pay increases and signing bonuses to attract and retain drivers and they are sure to try to pass those on to their customers. We don’t expect problems, though, finding adequate trucking capacity. We are constantly looking for efficiencies in our trucking operation. We have strong relationships with our asset providers. Availability has stabilized since the holidays, and our own driving positions in our live grow-out division are adequately staffed.

We operated well during the first quarter and the year is off to a good start in terms of operations. Our big bird product mix was a challenge in the environment we faced November through January, but we continue to look for efficiency improvements and we’ll do everything we can to meet our goal of performing at the top of our industry. At this point, I’ll turn the call over to Mike to discuss our financial statements.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin. Net sales for the quarter were $772 million and that’s up from $688.3 million during the same quarter last year. Our net income of $2.24 per share during the quarter compares to net income of $1.06 per share during last year’s first quarter. And as Joe mentioned, that number includes $37.5 million in that onetime income tax benefit as a result of the new tax legislation.

Our cost of sales for poultry products for the 3 months ended January 31 as compared to the same 3 months a year ago increased 16.8%. This increase is a result of the increase in pounds sold, offset by slightly lower feed costs. Higher wages also impacted cost of goods sold. We discussed on our December call that we increased most salaried employees ranges -- salary ranges in August following a detailed study of our wage ranges versus the market. We expect the annual increase to affect wages by $24.5 million during fiscal ‘18 compared to last year. $5 million of this increase will flow through SG&A as higher administrative costs and $19.5 million will flow through COGS. Hourly wages will also increase by 3.6% this year or $13.2 million, which will all flow through cost of goods sold.

Just to drill down on that a little bit. Excluding St. Pauls, so that we can have a true apples-to-apples comparison, non-feed-related cost of goods sold were higher by $25.3 million which translates to 7.7% on a per pound basis compared to last year.

Several factors contributed to this increase. First, processing wages were up $8.2 million compared to last year for the reasons I just discussed. Packaging costs were up $2 million or about 10%. Fixed costs

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were higher by $1.6 million as we began depreciating some equipment upgrades that we put in our plants last year and maintenance costs were higher by $2.5 million. Live costs were also slightly higher as a result of higher wages in our live production division and some increases in grower pay that we put in place in December.

On the other hand, our feed cost per pound were lower. They decreased by 1.9% to $0.245 per pound compared to $0.249 per pound last year. While our feed cost per pound of poultry products processed were lower by $0.005 per pound, as Lampkin mentioned, our sales price per pound also decreased by 1.2% or $0.01 per pound compared to last year. This combination, of course, resulted in lower margins during this year’s first quarter compared to last year.

SG&A expenses for the first quarter of ‘18 were $6.5 million higher than the same 3 months last year. This increase compared to last year is the result of $1.3 million in higher trainee expenses, $1.7 million in higher administrative salaries and $1 million in higher legal expenses.

We expect administrative salaries to be higher by $5.1 million for the year compared to last year. And we are modeling $51 million in SG&A for Q2, $52 million for Q3 and $55 million for Q4. Those estimates do not include any accruals for ESOP or bonus award programs.

We spent $51.7 million on CapEx during the first quarter and have approved $345.6 million in CapEx for 2018. This 2018 budget currently includes $178 million in Tyler and the approved CapEx also includes approximately $32.2 million for progress payments as we replace some older aircraft in the fleet. We will also spend around $37.3 million on several large-scale equipment upgrades at our older processing plants. Our depreciation and amortization during the quarter was $26.6 million and we expect $112 million for the full year.

Finally, let me discuss just for a minute the impact of the tax reform on our quarter and what we expect going forward. I will tell you this is still a work-in-process. As mentioned, we recognized a onetime, one-cash benefit of $37.5 million during the quarter as a result of our reevaluation of our deferred income tax liability to reflect the lower tax rate. Our effective tax rate during the quarter was a blended rate, reflecting income during November and December taxed at the prior higher rate on the one hand, and our rate estimates, based on a new lower rate for the balance of the year on the other hand. The rate here in Q1 of this year would have been 24.4% compared to 32.6% last year, absent that onetime benefit.

Going forward, we are modeling 24.4% income tax rate for the balance of the year.

Our capital allocation strategy hasn’t changed. We’ll invest heavily this year, as I just mentioned, in new construction and on improvements at our existing plants. Those improvements will allow us to take advantage of some efficiency gains, improved product quality and improved food safety. The lower tax rate might allow us to accelerate our pace, but our strategy has not changed. This works well for us and for our shareholders.

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With that, we’ll now open the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And we’ll go to Heather Jones from The Vertical Group.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

So I guess you all covered a lot, and so I just -- I guess I would start with the SG&A. On your December call, if I remember correctly, you guided to $186 million before any accruals for ESOP or bonus, and so wondering what surprised you between then and now, that you’re increasing that guidance.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes, a couple of things. Compared to -- well, first of all, just compared to last year, during the first quarter, as I mentioned, all other SG&A was up $6 million and we’re expecting that to be up right at $4 million for Q2 and Q3 and $1 million in Q4. Legal expenses have come in higher than what our expectations were. And let me see what else, hold on one more second, I’m going to get another number in front of me.

Unidentified Company Representative -

Your taxes...

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Okay.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

All right, versus our guidance, the stock compensation expense is up $3.6 million. You may recall, we accrued that during our first quarter last year, so quarter-to-quarter, it’s the same. But versus what our estimate was, it’s up $3.6 million in the first quarter because we weren’t sure, when we provided that guidance in December, that we will be in position where management deemed the earning of those stock compensation awards probable, but we now are. So versus our estimate, that’s a big chunk of the miss in Q1. Our legal expenses again were up $1 million, based -- ahead of what we guided to. Advertising expense, up $150,000. You had a (inaudible) cost of $250...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

You did. The other SG&A had several things in it that we did not expect. We had a workers’ comp accrual on a, actually, an unfortunate death of one of our team members here in the general office. So we had -- it was about $320,000 higher than what we guided to. Our repairs were up $300,000. It’s a lot of little things, to be perfectly honest, compared to what we guided to.

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Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Yes, because your guidance sounds like it’s roughly $210 million for the year versus $186 million originally. So was that...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. Go ahead.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

What I was going to say is it -- all of these little things you just outlined, did they all accumulate or was there some -- or did the labor side come in higher than you thought it would?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, the labor side came in a little higher than we thought it would, but yes, what I’ve done, we missed the trainee cost in Q1, for example, by over $1 million. I’ve gone ahead and built that into Q2 and 3 and 4 models. The stock compensation expense, I’m very comfortable with. The legal expenses, we’ve added a little bit more during Q2, 3 and 4 as well to our estimates. So yes, I’m much more comfortable with it now and sorry about the miss.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

No, it’s fine. On the cost of goods side, if I remember correctly on your Q4 call, you were talking about, Joe, that you strongly stated that you were going to get $0.01, or $0.015, I can’t remember which one exactly, back when the cost of [feed fell]...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

$0.01.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

$0.01. So given all of these issues, with freight and labor and all of that, do you still think that your non-feed cost could be down $0.01 year-on-year in ‘18 versus ‘17? Or have these other costs sort of changed your view on that?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Heather, this is Lampkin. With the changes we made at Hammond and Hazlehurst, we are not going to.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We are not going to get that.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We’re not going to get that. We are also target -- besides Hammond and Hazlehurst, we’re targeting 9 pounds this year. We ran heavier than that last year. That also will work against us as far as reducing freight cost.

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, Lampkin is right. Actually, in the first quarter compared to last year’s first quarter, because of the reduction in live weight this year versus last year, our costs were up 0.75%, simply because of the reduction in live weight. So that’s live production and processing. Even though our yields were up, just total cost through live production and processing, our total yielded costs were up 0.75% because of the reduction in the live weight, and we’re going...

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

And that was in Q1?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Yes.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

So this Hazlehurst, Hammond thing started in Q1?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

There were (inaudible) costs that were up as well.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No, that’s not in Q1.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

What now?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Hazlehurst and Hammond.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, that’s going to start in March. We had taken our live -- our target live weight down from a year ago, you were at 10 pounds.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

In Hazlehurst.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

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We turned it down because of woody breast. I don’t know when we started that, probably in April, May of last year. And we realized it all summer and -- but we finally got it down in the first quarter. It was -- our costs were up 0.75% compared to the first quarter a year ago. I’m not going to get my $0.01.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Well, I think we’ll let you off the hook. My final question, so it used to be like 22%, 23%, you gave -- threw out a bunch of pounds and I wasn’t able to keep up with that. So just, it used to be like 22%, 23% or so of your pounds went into a tray. After the Hammond, Hazlehurst conversion, I mean, it sounds like it’s going to go much higher. It sounds like it’s going to be close to 30%. Could you help me with that?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

What percent is it going to be? We’ll get it for you, I don’t know.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

I don’t have it as a percent of total.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We’ll get that for you. We’ll try to have it before the call is over.

Operator

We’ll go next to Jeffrey (sic) [Jeremy] Scott with Mizuho.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

It’s Jeremy. This is a pretty strategic meaningful decision here with Hammond and Hazlehurst and just trying to corroborate maybe the equipment upgrades that you’re making. Is that going to be these 2 plans as you convert and what’s the thought process around this being a temporary conversion and not a permanent conversion?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It’s a temporary -- it’s Joe, it’s temporary. Hammond actually has already -- what was the budget on converting all these plants?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Over 2 years, it was $200 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, no...

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

No, $130 million, over 2 years.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

We’re putting in a new eviscerating system. And we’re having to add on to Laurel and Hazlehurst and Collins. Hammond has already -- already has the new eviscerating system in. We’re adding some dark meat deboning to all of the plants. Where are all the plants that are getting the new eviscerating system? Those 3 I mentioned, Hammond already has it.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Those 3, Waco -- Palestine.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Palestine is going to get it.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Everybody, over the next 2 years, everything.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

At all 12 plants.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We started St. Pauls -- the St. Pauls plant started with this equipment and then we put it in Hammond and it’s just worked very well. It’s done everything we wanted it to do, it’s much less labor, which…

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It’s better on food safety.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

So we’re going to go through the cost at every plant.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

At every plant.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

It will take 2 years to do it.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Okay, but just on the conversion, could you walk us through maybe when you decided to make this transition? I think at the Investor Day, you were talking about how food service traffic was starting to get better. Was there something that changed in the last couple of months that really made you decide that maybe it’s time to move on to tray pack?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We had an opportunity to make this sale. Somebody came to us. We got -- had an opportunity to pick up this tray pack business. And we took the opportunity. We figured out we could put these pounds through

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

our other 4 plants. And when you get an opportunity, you can’t turn it down. We’re going to need it when Tyler gets up, which is going to be in 9 months. And so we made a decision to go ahead and take this business, tray pack it in those other 4 plants and then give it to Tyler when Tyler gets operating. And right now, the margins are much better in tray pack than they are in big bird deboning, and they have been for 3 years, frankly. Big bird deboning has been pretty good for like last 6 months last year, but when you look at the year as a whole, for 3 years, the margin has been better in tray pack. And so this is a temporary thing for us. We are not going to need these chickens, or at least we are not going to need all of them, when Tyler gets to running full. So we think this is a temporary decision. And one other thing that is going to happen when we do this, we are going to have excess housing in Mississippi. So we’re going to pay our growers more money to compensate them for extended out time. Another thing we’ll do is we’ll -- instead of being 17 days, they’re going to be without chickens...

Unidentified Company Representative -

27.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

27 days. So we’re going to use that opportunity to put fewer chickens per house and go to less density, which ought to make the chickens grow better and be a little bit healthier and less mortality. But we are going to end up paying them for 18 months more. So that’s going to be additional cost to us.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

I guess -- maybe that makes a lot of sense. I mean, it’s demand margin and so temporarily makes a lot of sense. But can you give us a sense when you stack it all up with the processing, higher wage costs, grower costs, the packaging costs, what your expectations for non-feed cost per pound is this year?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Non-feed cost per pound?

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

The inflation in non-feed cost per pound.

Unidentified Company Representative -

We haven’t calculated...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, this is -- well, if you have that margin thing that you gave me yesterday, let me see that.

Let me just tell you what we think about margin. While he gets that up, I’ll put some color around our shift from -- in the plants. With St. Pauls running full, we are producing 65% of our pounds at big bird deboning plants and 35% at tray pack. That’s going to go to 54% at big bird plants and 46% at tray pack. So the number of pounds we are putting in a tray is going to go up significantly after this conversion, 31%.

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

What pounds?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I gave them the numbers on how many pounds we’re going to produce in the tray packing business after this conversion.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

And Mike, maybe while they are looking that up, could you talk about legal cost expectations this year and ongoing?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We don’t.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes, they’re going to be a lot. As I mentioned earlier, they exceeded my expectations during the first quarter and we’re going to go ahead and build those in. They are built into our estimate for the first quarter, legal expenses were $2.5 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

How much do you have for the second quarter?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

I’ve got $2.7 million in the second quarter, $2.7 million in the third quarter and $2.7 million in the fourth quarter. The pace of this litigation that we are involved in has picked up and I suspect will -- I’m modeling about the same run rate for the rest of the year. It could be higher than that.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Our margins on tray pack versus big bird deboning, this is 3 years and this is not -- you’ve got to -- it’s about $0.20 per head better, tray pack versus big bird deboning.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

That’s over the course of 3 years, or is that what you’re running currently?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

3 years.

Operator

We’ll go next to David Carlson with KeyBanc.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division - Associate

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Quick question. I don’t know if Joe, Mike, anybody can address this, but in a separate filing yesterday, the company disclosed that, I think, its EPS thresholds for the incentive program, which you said you have not currently built into your estimates. Looking at the $13.03 gate is pretty similar to what was discussed on the last call, I believe. What informed the company’s decision not to adjust the EPS threshold for the impact of tax reform? And adding on to that -- okay, I had a follow-up to that. If my interpretation of the filing of the program is correct, the fiscal ‘18 threshold will be rewarding employees during a period of deteriorating performance, which somewhat seems counterintuitive, so I just wanted to hear your thoughts.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, a couple of things. The Compensation Committee of the Board of Directors, in consultation with their advisers, set those rates last week at the January meeting, but they did build in, actually, a significant impact of the new tax bill. For example, as you and others who have followed us for a while know, we’ve always set those targets based on a 20% return on average equity. And this year it’s set based on a 23% return on average equity. The threshold went from $12.02 to $13.03. And at the top, it went from -- I’m sorry, it went from $10.98 to $13.03; at the top, from $12.02 to $16.13. And the threshold, the target return on equity went up, so they did take into account a significant part of the tax increase.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And they eliminated this onetime tax benefit.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes, they did. The onetime tax benefit was taken out, and then part of the tax rate increase was taken out.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division - Associate

So essentially, your threshold would then become $13.03 plus, what, the $1.68 from that onetime?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s right. As opposed to the $10.98, which was the threshold last year.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division - Associate

Okay, one other question, cash flow, tax reform related. Given the pullback in the stock since early December or so, would the company be more inclined to accelerate share repurchase activity in ‘18? Or is there just too much uncertainty relating to the current chicken industry backdrop to commit to increasing cash returns to shareholders? Just wanted to hear your thoughts.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

What’s the question?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Would we consider share buybacks, given the stock has pulled.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, right now, even if the level where they pull it back, David, at $1.25 today or $1.22, 19 as we speak, to buy back -- if I had -- it’d make more sense to build another plant. If you’ve got $300 million to spend and our capital budget this year is $340 million. If you’ve got that same amount to spend to buy back stock, you can improve efficiencies and add capacity at a much higher percentage than the percentage of the company you could buy back. And at least as long as that’s true, the math changes at different stock prices, obviously, but that math right now favors putting the pedal down on the metal to continue what we’re doing and that’s the current plan.

Operator

We’ll go next to Ken Zaslow with Bank of Montreal.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

I need a couple of clarifications, I’m sorry. In the quarter, how much of the, I believe, it was $27 million -- I forgot how much you said, I have it somewhere, $27 million, $28 million, I’m sorry, the [$28.53 million] were incremental this quarter. Can you just talk about what is temporary costs and what are permanent costs? And even if I took out the cost for the quarter, the margins were probably below what I would have thought they would have been, I think, but I haven’t been able to figure out, because I can’t figure out what’s temporary and what’s permanent. Can you just walk us through a little bit? And I’m sorry for the rehash, but I was a little confused with the numbers.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No worries. As I mentioned there in our prepared remarks, the labor increase of right at 10%, that’s permanent. That is going to be true for the rest of the year. The packaging cost is up 10%. It’s not going to keep going up, yes, I don’t think, but we got higher costs. Is it going to be true for the balance of the year? The more you tray pack versus CVP, your packaging cost is going to go up at the tray pack plant. The live costs were up $0.0075 a pound, that’s about 5.2%. And that’s because of higher wages and higher grower pay.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And because of lower live weight.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s right.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

I thought the live weight is temporary until you get the facility back online, no?

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

That’s 18 months.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, no. Last year, during the first quarter, we were running a 9.5-pound live weight. This year, we’re a 9-pound live weight. You follow me? So our costs are up versus a year ago, because we lowered our live weight 0.5-pound per chicken because of woody breast. So again...

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay. Go ahead, sir.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

In live production, you’ve got 4/10ths, 4/100ths, 6/100ths, odds and ends like that. And just a little bits all over, because of lowering your bird weight 0.5 pound. And that’s going to...

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

So the 2.2% margin is real; your 2.2% margin is real. That is what you really -- there’s no temporary issues. This margin that you generated this quarter is the real margin that you got and it is -- the issues that you face this quarter will continue through the year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, no.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

On the cost side...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Maybe on the cost side, but not on the margin. He said margin.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Yes, that’s right.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

On the cost side, yes. But our margins, obviously, are dependent on what we sell the chicken for, and we’re comfortable with...

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay, but the cost side, all the costs are permanent. This was a legit margin of what you got?

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Considering all the modeling I’ve done over the years, this was significantly below what I would say [specifically] were to come out. That’s right. I just can’t figure out exactly how the discrepancy between the margin in the market and your margin. It just came in a lot lower than I thought. And I was just -- I’ll take it offline. I was just curious. The next question I have is on production levels. Can you talk about what you think production levels will be going forward? And how much do you think the new breed will either add or subtract, based on the efficiency of it for this year?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Industry production, you mean?

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Yes.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We think industry production is running up 1% right now and we don’t see that changing very much. You might get another 1% in the springtime. Maybe these hens will lay a little bit better, but right now, the rate of lay -- we got what, we got 5% more hens in the field, running 105s. But the rate of lay is 96.5% and the hatch is running...

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

81% to 82%.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

81% to 82%. And people are calling every day looking for eggs. So we don’t see but 1% to 2% more chicken out there a head. Now when springtime comes, might lay a little bit better in the springtime with longer days. Maybe the hatch goes up a little bit, but not a lot. Now what we do think is beginning in the fall, this is for 2019 production, you’re going to see pullets placements increase, because we think you’re all going to see 1, 2, 3, 4 complexes come online during 2019, plus ours. So they’ll need to start placing pullets in 2018 for 2019 production. We’ll start placing pullets in April for Tyler for a January start. But there are -- is there 4 other complexes that are going to start up in 2019? So they’ll start placing pullets in late summer or the fall, and -- but as far as production for 2018, no.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

And just to reiterate one thing you said, anecdotally at least, we’re getting calls from people who are looking for eggs. So with the hatch rate on those, there’s been a lot of anxiety around the size of the breeder flock, but that breeder flock is just not producing and the hatch rate’s down 3% and you got

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

people scrambling for eggs. That, I think, supports the notion that the USDA, at 2.4%, if anything, may be aggressive.

Unidentified Company Representative -

Yes.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

So why do you think the pricing is better? Again, that’s my understanding of it, is that there’s a limitation of how much it’s coming into the market, but the pricing hasn’t been indicative of that. And I guess, that’s my surprise. And then my final question is, is when you think about the margin structure, do you think of it as like a 2,000 -- a [16-type] of level, is that how we kind of should think about it? Those are my 2 finals.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Tell him about the weather.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We think boneless breast was a little cheaper this year than last, $1.03 versus $1.06. And we think -- of course, it hasn’t moved in February -- we think it mainly has to do with weather and downtime in plants due to weather. And our own plants -- Texas, Mississippi, Louisiana, Georgia, North Carolina -- in December, we had 11 plants. We lost the equivalent of 6 full days of processing across those 11 plants just due to weather, snow and ice. And in January, we lost 11 days across 11 plants, different plants, some plants weren’t down, some were down 2 days, but when we had -- when those plants were down, we come back and make up what we can on a Saturday. But you don’t always make it all up, and that was going on across the whole industry. We had snow in that same path in December and again in January. Our bird weights, even though they’re down from a year ago, they were heavier than what we’d projected. And that was true of the industry. We saw some 10 -- we saw 1 10-pound live weight, not at our complex but another one in December. I think -- I don’t think that was on purpose. People have moved away from that because of woody breast. But that was -- and the other thing is, if you’re down on Wednesday, and run on Saturday, those birds are older and they weigh more. We think that just put a little extra meat on the market and kept the boneless breast prices down.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And that weather, by the way, also affects demand. You have weeks in the Northeast when people were shut in. They weren’t going out to eat. And when that ice falls even in South Georgia, nobody goes out to eat. You got heavier birds, more pounds and at least a temporary impact in demand. Now for demand going forward, we’re comfortable. Like Joe said, consumers ought to have more money in their pocket. Wages were up a little bit, taxes are down and that’s one of the reasons why we can express some optimism about the balance of the year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Yes, it’s really -- it’s continuing in February in that a lot of Saturday runs. Of course, we’re running Saturday to get this weight -- age and weight down for Hammond and Hazlehurst, but every time the boneless breast market gets to the point of a move up, somebody cranks up a Saturday plant, and it just hasn’t moved yet.

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Great. And the margin structure, 2016? It seems like the right kind of level to think about, is that fair?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

I think it’s fair.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

’16 or ‘17. You’d make a real conservative case for ‘17.

Operator

We’ll go next to Farha Aslam with Stephens Inc.

Farha Aslam Stephens Inc., Research Division - MD

Could you just share with us how you think about passing along all these costs back into the market? Can you do it in retail tray pack? Can you do it in big bird?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Over time, it happens. We think the freight cost, we can, but not labor and packages, things like that.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It’s like, I mean, you don’t pass costs along in a commodity. It works its way. Everybody in our industry faces the same thing we’re facing. And the only thing different with us is our housing costs are probably higher than most because we built new houses and -- but everything else is about the same.

Farha Aslam Stephens Inc., Research Division - MD

Okay. So the freight costs in -- that you can pass along in both retail and in tray pack, but all the other costs are just going to have to be absorbed?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s correct. We have some freight costs that the Foods Division that -- they won’t get passed on until the next contract, so that would be a year at the most. But all the others, it won’t happen overnight, but most of the others will be able to renegotiate.

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Farha Aslam Stephens Inc., Research Division - MD

Okay. And your 2017 EBIT margin in response to Kim’s question was 12.7%. And we’re starting the year at like 2% to 3%, so that implies really big acceleration? So is it that acceleration really driven by price going into the next 3 quarters?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, I would say a lot of it.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Particularly, in big bird deboners. This quarter, fiscal 2018, the big difference is what, to me, was a price of boneless and excess boneless. The price of wings and excess wings and the price of tenders and excess tenders. We had all of that, particularly running on Saturdays in December and January. We did fine in tray pack, but we had too much excess boneless, tenders and wings that we discounted heavily in December and January. And nobody has mentioned that yet, and the cost was not the biggest deal here. The reason we didn’t make the margins we normally make was because we discounted product in December and January because of those down days and having to run on Saturday. That was why we had to make the margins that you all thought we ought to make. You lose a sale on a Tuesday and a Wednesday because you’re down, you lose the sale. And then you run 2 Saturdays and you got to go sell it. And that sale is gone. So you’re out there running and everybody in North Carolina is running, and you’re running a heavier bird and everybody is out there running on Saturday. And you’re discounting tenders and wings and boneless breast, that was the difference.

That’s why we didn’t make the margins.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

If you look at as far as last year, you made $1.06 in the first quarter with a 12% gross margin, and then you had an 18% in second quarter, a 26% in the third quarter. Are we going to do the same thing this year, we don’t know for sure but we can certainly build a reasonable model where you could do that again and make it up in the second and third quarter.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

All right. The same thing in ‘16, you made $0.47 a share, 8% gross margin by the second quarter of ‘16, we are doubling and tripling that. So, yes, it can be done.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And on the cost [size], we are going to benefit at St. Pauls for more volume. We will have less cost at St. Pauls.

Farha Aslam Stephens Inc., Research Division - MD

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Okay. So your confidence in kind of forward outlook has more to do with your company product mix versus the market improvement. Because you are just going to have more of this sold in tray pack versus having to sell it in the big bird open market. Am I understanding that correctly?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, I feel like the big bird market’s going to improve, too. I mean, I don’t think boneless is going to be up 3 for the rest of the year.

Farha Aslam Stephens Inc., Research Division - MD

And so that would be my final question. Just some color on market pricing, on kind of what you’ve seen in the export market from like January going into the spring, your outlook, some color on tender pricing, I’ve heard that’s starting to firm. And color on boneless. I believe last year it started to move in March, do you expect that to happen again this year?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Tenders have come down a little bit this week. They were very firm but so I think they’re coming down this week. The export market is good. We were selling -- we ended -- at the end of December, we were selling leg quarters, our export net at the plant, we were in the low 20s. It’s moved up a little bit in January, a little bit in February and March is going to be a little higher. We’ve got 60% of our March production is booked and priced and March is in the $0.30 to $0.34 range, [that will be] the plants. We think exports going into summer look good and could move another $0.01 or $0.02. Boneless breast, I don’t know. We -- a minute ago, we told you why we think it stayed low at $1.03. We think the next move is up, we’ll never know for sure, but we think the next move is up. Hopefully, the 1st of March but our best markets usually come after Easter. So we may have to get through the Easter mark.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

(inaudible) chick placements at 1%. 0 and 1%, you’re going to see boneless breast move up.

Farha Aslam Stephens Inc., Research Division - MD

Okay. And my final question, Joe, as you look out into 2019, 2020, with those plants opening up and the demand you’re seeing in the export market, retail and food service markets, any color you can provide on kind of the market’s ability to absorb that supply?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, they are going to be, I’m not crystal clear, the plant is going to open in Nebraska. It’s not going to be a plant, it’s going to be -- that product is not going into the marketplace. It’s going to 1 customer. And so that’s kind of a wildcard to me. That -- I’m counting that as new production but that one -- and then there are going to be two other tray pack plants. We’re going to have 1 and Tyson’s going to have 1. And then there’s going to be another plant, 2 other plants, 2 big bird deboning plants, both in North Carolina. Mountaire and a refurbished plant and Raeford will be, we believe will be open -- rebuilt. Their plant that caught on fire should be, we believe, to be opened up in 2019, their big bird deboning plant. I think tray pack needs the product. I think the pressure could come in the big bird deboning arena. If there’s going

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

to be pressure, I think that’s where it might be. But its economy’s different. If people have money and they’re going out to eat, do they return to 2007 habits and they go out to eat? Maybe not. But that’s kind of -- I don’t think -- I’m not worried about tray pack so much.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And this new volume is going to unfold between later this year and 2022.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, those 2 plants are going to ramp up. It’ll take them a year to ramp.

The 2 big bird deboning plant.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Right. But I’m saying, 5 to 6 years for the market to absorb -- 8% more volume over 5 or 6 years.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I’m not counting. I didn’t -- I don’t think Simmons would be open. What was I --

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Bell & Evans.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Bell & Evans. Oh, yes, that’s organic.

Farha Aslam Stephens Inc., Research Division - MD

Okay. So it will really just -- the market’s ability to absorb the chicken will really depend on the economy and exports?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I think the economy more than anything.

Operator

And we’ll take our next question from Ken Goldman with JPMorgan.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

We are -- I just wanted to follow up, Joe, you’re pointing to higher bird weights as the reason for weak boneless. But USDA numbers which showed that the average weight of a bird over 7.75 pounds is up only slightly in January, not that much. And I know that, that is not perfect but it’s all we have. And you’ve had situations in the past when bird weights has gone up, right, it’s not the fist time. But it is the first time in many years that breast prices have fallen to these levels at this time of year. So I’m struggling a little bit to understand why we should only blame the supply side for the boneless softness. Why isn’t soft demand, given what we’re seeing on the supply side, maybe almost a bigger part of the explanation?

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

The Urner Barry medium breast market went up in January. The big bird deboning product was where the pressure was. A lot of Saturday runs, I know that.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

This is Mike. Second, I think a lot of what Lampkin described to and Joe did was -- it wasn’t just the bird weight, it was how it all unfolded. And if you lose 2 days of processing in the middle of the week and you were planning to sell that to one of your regular distribution customers, you lost that sale. He went and found chicken somewhere else and then you get to Saturday and everybody in the industry that was in the path of that ice storm in Georgia and North Carolina was running on Saturday, all having to get it sold Saturday evening. And it just affected the rhythm of it as much as the weight.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It’s excess supply. Yes, it’s too much supply, nobody needed it.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s right, everybody is calling around trying to get rid of it.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

If you lose 4 shifts, Tuesday, Wednesday, you can’t run 4 shifts on Saturday, so you got to run 2 Saturdays. And they get bigger, all the way from the time you were down to about Saturday you run, they’re getting bigger. They are older and they weigh more. But now, you’re into February, we’re running on Saturday to bringing our bird weights down so that’s just continuing in February.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It wasn’t so much bigger as much as it was Saturday driven. Everybody bought what they needed, and anything running on Saturday, most of the time, is not needed and it’s excess. But they are bigger. But that’s not the biggest deal. The biggest deal is they’re not needed.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division - Senior Analyst

And then a follow-up from me. So you and others in the industry, if I’ve heard you right, have said for a long time that we in the investment community, we shouldn’t expect to see chicken on a large scale converting to different sizes because in terms of equipment, packaging changes, downtime, it’s very costly and very time consuming. But now you’re going to do it, and I know it’s only temporary, but you’re going to do it in fairly quick time and then reverse back. So I guess I’m curious, two questions. First, is it easier to convert plants to different bird sizes than it used to be? And second question, and I don’t know if I missed this or not, but did you give us the cash cost of the conversion?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. Here’s what we’re going to do. We are going to process these chickens in Hammond and Hazlehurst, and we’re going to transfer the product to our tray pack plants for packaging and chilling and pre-pricing.

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

We cannot do that in Hazlehurst and Hammond.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Very little capital cost at Hazlehurst and Hammond.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Very little there.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

(inaudible) overwrap and pre-pricing.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, we’re going to put in some additional pre-priced and overwrap and stuff at our tray pack plants. But a couple of million dollars that will actually end up going to Tyler, when Tyler opens, so it’s not going to be -- it’ll be spent earlier than we would have spent it, but it’s going to end up going to Tyler when Tyler opens up. And -- but we’re going to process the birds at Hammond, and then cut it up and send the parts to the tray pack plants. And then they’ll package it there and overwrap it, chill it and preprice it at the tray pack plants.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And yes, that it will create some inefficiencies, but it’s worth it to do it for this customer and additional customers we’ve got because, as Joe said in his prepared remarks, they fit like a glove for Tyler, so you want to go ahead and get the customer -- satisfy the customer and when Tyler opens, switch it over there.

Operator

We’ll move next to Adam Samuelson with Goldman Sachs.

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Lead Analyst

I guess, there’s been a lot of ground coverage, so I’ll try to keep it quick. On the logistics, pressures that you’re seeing and you talked about kind of 10%, 15% kind of costing, for transportation, freight cost increases. And some of it you pass it along. Is it -- does that actually come up in the net price number as you kind of increase in kind of your contra revenues on the freight size. So it’s not just in the other cost per pound and that might actually come up on the revenue line, and maybe why the price realizations was 5 below in some people’s model this quarter?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, no, net price wasn’t affected by that. So this is just in COGS.

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Lead Analyst

Okay. And then I guess, on, just on the boneless market -- actually, on the wing market side, excuse me, I know wing prices have been weak, really, since the fall. You have seen some traffic at the [wing change]

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

kind of fall and people talked about the NFL viewership declines, et cetera. Is there anything that you’re seeing in your customer order patterns to suggest any rebound in that market as they move into what normally is the seasonally softer period for wings or kind of is the status quo likely to remain in place as we go through the summer at this point.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

We think status quo going into the summer. We think this summer will be different than last. Last summer, with all the new concepts that has opened, the 2 large ones that have opened many new restaurants. The demand was excellent. Took lean prices to $2.16 a pound. Once they got to $2, we think those wing concepts promoted other items to take, to move their product mix away from that expensive wing. We sort of priced ourselves out when we got above $2 and it worked because we got into football season and the wing market continued to decline. We think it’s a combination of promotions and product mix at the restaurants and high-priced wings last summer.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

But if we get wings down low enough.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

That’s right.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s what’s going to happen.

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Lead Analyst

So what do think that level is and how long do you think it could take before you start to see that kind of promotional activity kind of come back to the market?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I just think that wings are going to bottom out in the low $1.30s, and it’d be right before March madness.

Operator

We’ll go next to Akshay Jagdale with Jefferies.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

This is actually Lubi on for Akshay. So I wanted to come back to an earlier question regarding industry supply growth and just some of the moving parts within that. So what we are struggling with a little bit is just bridging the gap between growth that we’re seeing in the breeder flock, right, which has been up sort of mid-single digits for the last several months and then production growth for the industry, which, I think, you guys are estimating, I think, you said earlier 1% to 2%, so it was our understanding that maybe 1 or 2 points of that gap is related to just lower hatchability as a result of the breed change in the industry. But isn’t livability -- isn’t that better, and haven’t yields, especially on breast meat, gone up? So any help you could provide in bridging that gap would be great. And then I have a few follow-ups.

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lubi, here’s what you need, see if you can follow this. The breeder flock out there, let’s say it’s 105% of a year ago. And -- but that’s an older hen, an older flock. As a result of that, they’re not laying as many eggs. They are laying at a 96.5% rate of lay as a normal breeder flock at a normal age would lay. So they’re getting fewer eggs. And because they’re old, the hatch is running low. So that’s why you’re only getting 100% or 101% egg sets and chick placements. Old, it’s not a young flock, it’s an old flock. And that’s why you’re not seeing any supply growth. And so that’s -- you can -- that’s a USDA number. USDA. You can get that from the government.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

But is there -- isn’t part of that being offset by the higher yields, particularly on the breast meat and on the livability side or...

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I don’t have any information about livability. There’s no improvement in livability that I’m aware of.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Livability --

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

There is some improvements in yields.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Boneless yields are higher and the livability was -- last year, was a little better than the year before in the big birds like 0.25%. It was a 0.25% worse in the 6.5 to 7 pound birds.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s because of no antibiotics.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

And then the big birds were better because people reduced the live weight they had.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

When you reduce live weight you get better yield but you get fewer pounds of boneless breast meat.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Because weights are down.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

Got you. And actually that kind of goes to my next question which was, this breed change, right, our understanding is the industry has undergone this breed change because it’s the better yielding bird

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

primarily on the breast meat side, right. So the question is, should we expect breast -- the supply growth of breast meat to outpace that of the broader market? And then what would the implications of that be in terms of breast meat pricing? I know you mentioned earlier that you think breast meat prices are biased upwards from here, but I just wonder if that accounts for some of these moving parts between the higher yield and how that could potentially grow relative to the broader market.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Breast meat yields have increased every year for the last 10 years or maybe 20 years. Every year. That part of, particularly, [breed weeds] and we think also for the Cobb700, we think it improves every year as well. So that’s always been true. It’s not true just right now. But it’s a marginal improvement. It’s not a huge improvement. And that’s being offset by these lower live weights.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

Got it. So the bottom line is you wouldn’t expect to see supply of breast meat sort of meaningfully outpace the broader production for the industry?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Not for 2018.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

12 months, no.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

2019 may be a different story.

Lubi John Kutua Jefferies LLC, Research Division - Equity Associate

Okay. That’s helpful. And then just one last one, if I may. If I’m not mistaken, I think your pounds produced sold came in a little bit higher than you had previously guided to in this quarter. How do we square that with, I guess, some of this loss of productivity? Is there something else that’s offsetting that?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No, we processed -- we guided...

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We got it to 9 pounds.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

We processed about 0.5% more head than we thought we were. Our bird weight was up about 1% more than what we guided to and that’s because of the issues Lampkin’s already discussed. And our yield was higher by 1.3%

Than what we estimated. So we did get better yields a little bit. It was across the board, it wasn’t any one

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

thing that we missed by a large amount. And as a result of all 3 of those, our pounds processed were higher by 3% than what we guided to.

Operator

And we’ll go next to Francesco Pellegrino with Sidoti & Company.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

So, Mike, did I hear you earlier say you’re anticipating lower basis levels for the remainder of 2018?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Basis?

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Yes. With the freight headwind, though, that everyone’s talking about, it seems a little bit counterintuitive.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

I don’t know how much basis we -- how much basis do we have, [Bob]? You got all our basis, Bob?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And it is, it’s down -- soy basis is down, corn basis is just a little bit, essentially flat with 1 year ago. But yes, soy basis was down, substantially. Yes, how do you square that with the (inaudible) maybe having to pay more for fuel and other stuff. Is that what you’re asking about?

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Exactly, yes.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We bought our basis back in August.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Okay. I understand everything that’s happening with the product mix as you start moving some big bird. The tray pack, that’s a nice story and everything. What I really haven’t heard that much about is what’s happening with leg quarter pricing. Because this has been a really nice February, and I’m just trying to understand maybe how much of that is due to a really depreciated U.S. dollar and how much of it could just really be robust demand outside of the depreciated U.S. dollar internationally? That could be a pretty big story. A $0.01 move here or there for leg quarters can really make your outlook for a stronger composite selling price really happen for the remainder of the year.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Absolutely. From December, really to March, $0.10 a pound. That’s what we -- it’s moved up slowly a little bit. January, a little bit, February, a little bit more in March. And our March product will net $0.30 to

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$0.34 a pound, and that’s $0.10 higher than what we saw in December. A little weaker dollar always helps but mainly we are seeing good demand from the markets we ship to.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Last year, when we saw jumbo wing prices run, though, just given the percent of what that represents on a processed bird, no one really got carried away. I guess, right now, there is, at least when I model the story, just thinking about where leg quarter pricing is, it’s strong right now. What do you guys think a ceiling might be for leg quarter pricing? Potentially, just given, because really it shouldn’t be this strong in February and it is. And I’m just wondering when it eventually reverts back to the mean, but before then, like, where can this run to?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, our export department thinks the next -- they think the balance of March would be $0.01 to $0.02 a pound higher. They think the summer is going to be good, you could see $0.39 or $0.40 a pound. I don’t know, we don’t ever know and we need to have good NAFTA meetings regarding Mexico, but assuming we don’t have an event like a NAFTA collapse, I’d say $0.39 to $0.40.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

$0.39 to $0.40, and then there are other bullish catalysts out there that could also drive pricing even higher, it just seems like.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

There’s talk about India opening sometime this year. That could be a really big event for the long term. I don’t think they’re going to buy a huge quantity right off the bat. But given time, that could be a huge destination for U.S.A. leg quarters.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Got it. Can you help me quantify, wrap my mind around, what’s happening with the delay in Brexit and what it’s doing to some of the export pricing for certain cutouts?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Brexit. I don’t know.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I don’t know anything about that. I did read a good story yesterday about how KFC was having to close all of its U.K. stores because they can’t get chicken.

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D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That was a freight problem.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Right, which should be pretty good for pricing into the U.K.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

We don’t sell [there].

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

They should buy product, but they don’t.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Right. Okay, and then can you quantify, in dollars, just what the higher freight was during the quarter because it sounded as if you ate the entire increase. Is that correct?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No. Not all of it, but it was higher, I mean, it was higher by 31 points.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

How much dollars was that?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

$3 million.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

How much of that was foods? How much of that was poultry?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Some of those contracts, it takes 2 months to pass it on.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

Right, that’s why I thought you ate it all.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And all of that was during the snow.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

A spot load, we would eat that.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Okay.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

It leveled back up out January and February.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

And then, Joe, you had mentioned, yes, that if your feed cost was priced as of the close, yesterday’s feed cost would be up $55 million for the full year. Could you just give us a breakdown of how much of that would be due to commodity fluctuations and how much of that is going to be -- would be due to just change in the product mix that’s occurring at the company, all of that the volume increase as well?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, that was apples-to-apples, that was board price. I kind of think this is a problem mainly because of soy mill running, very little less corn, 10 million’s corn, 46 million’s soy meal. Soy meal’s off and running because of Argentina, and if they get a rain in Argentina, this is going to reverse. (inaudible) all over. Soy meal right now and soybeans and we’re going to be hand to mouth. I think this is not -- we’ve got over 500 million bushels of beans here in the U.S. and the export pace is slow. And the USDA said this morning that they’re going to plant 90 million acres of corn and 90 million acres of beans. And that’s going to -- to get a reasonable yield, that’s going to take the carry out on beans to 600 million bushels. Unless the exports pick back up. So I feel fine about -- I’m probably have to pay a little -- half price for a little while but I don’t think for very long.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

If we had priced at all yesterday, we hadn’t priced any of our third quarter needs, but if we had priced it all yesterday, today, the market is $3.60-something, I think, and -- but if you priced on that huge contract, you’d pay $3.80 for it, that’s a big chunk of that increase.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

And still, that’s just $0.005 a pound.

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

And then just my last question, I thought you guys did a pretty good job of addressing the tax rate changes, the tax noise during the quarter explaining the blended rate in the first quarter. But your blended rate, Mike, I think, you said something like 24.4%, 24.5% in the first quarter using a blended rate. I’m arriving at something a little bit different but regardless, I would have just thought that the blended rate would have been theoretically higher since you were using a blended rate. After we back out all the tax noise and everything, so I’m looking at it from just an adjusted basis.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes, so that blended rate of 24.4% that we used in the first quarter and we’re using for the rest of the year, we have to make assumptions about what we’re going to make for the balance of the year, and what portion of our annual net income is going to be taxed at the lower rate versus the percentage that

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is taxed at the higher rate, and that’s November and December. And we didn’t earn as much money. Just there’s some assumptions on it, obviously, but we’re going to tweet that as we go through the year because our assumptions may prove incorrect. But as I said...

Francesco Pellegrino Sidoti & Company, LLC - Research Analyst

So this slower, slower start to 2018 isn’t really the worst thing just given -- considering where you’re going to be taxed, essentially, throughout the year?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Well, I prefer a fast start.

Operator

We’ll go next to Eric Larson with Buckingham Research Group.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Drilling down a little bit more kind of on your -- on the feed cost side of this. It is, I think you did say 56 million was the last question, was just on the line as well. But then you also said that you had bought your basis last August. So when you refer to the bought to basis for last August, what you do you mean by it? Had you covered for a bit of ‘18? But then I think Joe just said that you’re hand to mouth for -- right now for most of ‘18.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Hand to mouth on the board. On the actual pricing (inaudible), but you can lock in basis a year at a time, if you’re so inclined. And you think -- and Joe goes out to [beat it] on basis periodically, we went out in the fall and got what we thought were some pretty good basis numbers. And I think it’s proving to be correct.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

That was probably a pretty good sized benefit in your first quarter, I’m guessing, because you would have had a little bit different situation if you haven’t locked in on a pretty nice basis, I’m guessing.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. The corn basis that Joe locked in for the year, is a really good benefit. Corn is about flat, $700,000 for the year, lower maybe, something like that, but soy basis is good.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We do that every year.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

You can’t price the grain until you buy the basis. If you go in locking your basis, if you then later see a really good move that you want to take advantage of, you can price with corn, if you see a good move and you hadn’t done your basis, you got to go buy the basis first and then the grain. But if you do it the

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other way, the guy that owns that basis can stick it to you.

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

I get that whole program pretty clearly. But if you kind of look at what -- if you look at the overall kind of global grain markets, we’ve been bouncing along the bottom for a bit of time. We still have, as you said, a lot of supply coming in. We might have a change in the meal markets that might be more sustainable, depending on how you argue what’s going on other places of the world. But now with potential capacity coming on over the next 3 years, the poultry companies have really enjoyed the benefit of having good pricing, pretty tight supplies and lower feed costs the last 3 to 4 years. Is that dynamic potentially changing a bit here going forward? Does that cloud that higher-margin outlook that you guys have had?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

It’s hard to say that -- there’s some -- there’s a weather event going on in Argentina, but if they got a couple of weeks of rain, it would change the whole outlook. I mean, the genetics of these plants are such that they’re made to withstand droughty weather and if they got a couple of weeks of rain at the end of the season, a whole lot would change. So I don’t think -- and at the same time, Brazil is going to have a great crop. So Brazil is going to make up some of what Argentina is losing.

Operator

Let’s go to Adam Samuelson with Goldman Sachs.

We’ll move to Jeremy Scott with Mizuho.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

I just wanted to ask about the wing price forecast that your guides are telling -- I mean, it seems like if that were to happen, you get back to the low $1.30s, that would be a structural breakdown of the complex. I’m always intrigued by the per capita demand versus price chart that you showed at the Investor Day every year. We’ve booked through that level through 2015, so I’m just wondering what the source of the pessimism, is it really going to be more of an ongoing switch by some of these wing providers. Can you just comment about low $1.30s price objective there?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Well, I think the shift will come back. I don’t think that’s prominent. I don’t think that was just a result of $2.16 a pound wings. $1.30 going into the summer time, that’s not that unusual. We’ve normally seen our best demand during football season, that’s (inaudible) best demand for wing products. We truly expect that to come back. It may not get back, not predicting $2.16 for this year, but we still think wings will move up after Labor Day.

Operator

And with no additional question, I’d like to turn the call back to Mr. Joe Sanderson for closing comments.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

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02/22/2018 11:00 AM GMT, Q1 2018 Sanderson Farms Inc Earnings Call

Thank you. Thank you all for spending time with us this morning. Really look forward to reporting our results to you throughout the year. Thank you.

Operator

Thank you, sir. That does conclude our call today. Thank you to everyone that participated. You may disconnect at this time.

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